                                                                    EXHIBIT 12.1

                                  MANPOWER INC.

      Statement Regarding Computation of Ratio of Earnings to Fixed Charges

                                  (in millions)



                                                          3 MONTHS ENDED
                                                          MARCH 31, 2003
                                                        -------------------
Earnings:
    Earnings before income taxes                              $  24.4
    Fixed charges                                                29.4
                                                              -------
                                                              $  53.8
                                                              =======


Fixed charges:
    Interest (expensed or capitalized)                        $  10.0
    Estimated interest portion of rent expense                   19.4
                                                              -------
                                                              $  29.4
                                                              =======

Ratio of earnings to fixed charges                                1.8
                                                              =======





                                                                          YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------------------
                                                                2002       2001       2000       1999       1998
                                                              -------    -------    -------    -------    -------
Earnings:
    Earnings before income taxes                              $ 188.0    $ 197.9    $ 265.2    $ 205.8    $ 113.8
    Fixed charges                                               116.5      107.4       94.0       71.6       65.1
                                                              -------    -------    -------    -------    -------
                                                              $ 304.5    $ 305.3    $ 359.2    $ 277.4    $ 178.9
                                                              =======    =======    =======    =======    =======


Fixed charges:
    Interest (expensed or capitalized)                        $  42.4    $  39.1    $  35.0    $  17.3    $  19.2
    Estimated interest portion of rent expense                   74.1       68.3       59.0       54.3       45.9
                                                              -------    -------    -------    -------    -------
                                                              $ 116.5    $ 107.4    $  94.0    $  71.6    $  65.1
                                                              =======    =======    =======    =======    =======

Ratio of earnings to fixed charges                                2.6        2.8        3.8        3.9        2.7
                                                              =======    =======    =======    =======    =======







NOTE: The calculation of ratio of earnings to fixed charges set forth above is in accordance with Regulation S-K, Item 601(b)(12). This calculation is different than the fixed charge ratio that is required by our various borrowing facilities.